SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”) is entered into as of this 11th day of June 2009, made by and among Grove Power, Inc., a Florida corporation (“Buyer”), and RB Grove, Inc., a Florida corporation (“Secured Party”), with reference to the following facts:

RECITALS

A.          Pursuant to the Asset Purchase Agreement of even date herewith by and between Buyer, Secured Party and Thomas Piper (the “APA”), Secured Party has agreed to sell and Buyer has agreed to purchase certain assets and assume certain liabilities of Secured Party (the “Assets”).

B.           Pursuant to the APA and as partial purchase price for the Assets (as defined therein), Buyer has executed a Secured Promissory Note in the principal amount of $86,612.00 in favor of the Secured Party (the “Note”).

C.           Pursuant to the APA and Note, Buyer has agreed to grant Secured Party a security interest in Buyer’s rights and interests in and to the Assets n in order to secure Buyer’s payment of all amounts due under the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto hereby represent, warrant, covenant and agree as follows:

1.            Creation of Security Interest.  The Buyer hereby pledges to Secured Party and grants to Secured Party a junior and subordinated security interest in and to  Buyer’s rights and interests in and to the Assets (collectively, the “Collateral”).

2.            Security for Obligations.  This Agreement and security interest granted herein secure the prompt payment of the amounts due under the Note. Following satisfaction and/or waiver of all obligations of Buyer under the Note, this Agreement and the security interest granted herein shall terminate and be of no further force or effect.

3.            Further Assurances.  The Buyer agrees that at any time, and from time to time, they will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions that may be necessary or desirable, or that Secured Party reasonably may request, at Secured Party’s expense, in order to perfect and protect the pledge or security interest granted hereby or to enable Secured Party to exercise and enforce Secured Party’s rights and remedies hereunder with respect to the Collateral and to preserve, protect and maintain the Collateral and the value thereof, including without limitation payment of all taxes, assessments and other charges imposed on or relating to the Collateral.  The Buyer hereby consents and agrees that the issuers of, or obligors on, the Collateral, or any registrar or transfer agent or trustee for any of the Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Buyer or any other person to such issuers or such obligors or to any such registrar or transfer agent or trustee.   Secured Party agrees that, upon termination of the security interest granted herein, Secured Party shall terminate, or, alternatively, directs Buyer to terminate and consents to the termination of, any and all financing statements or other similar statements filed in connection with such security interest.

4.          Use of Collateral.  So long as no Event of Default (as hereinafter defined in Section 6) occurs and remains continuing, Buyer shall be entitled to exercise any and all rights pertaining to the Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, including, without limitation, disposing of the Collateral in the ordinary course of business; provided, however, that the Buyer shall not exercise, or shall refrain from exercising, any such right if it would result in an Event of Default, or an event that with notice, lapse of time or both, would result in an Event of Default.

5.           Subordination, Transfer and Liens.

  5.1           Subordination.   The rights of the Secured Party and the Holder of the Note in and to the Collateral are hereby expressly subordinated to the prior payment in full of all of the Buyer’s and/or its Affiliates’ Senior Indebtedness, as hereinafter defined.  “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on (i) all indebtedness, directly or indirectly, of the Buyer and/or its Affiliates to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Buyer and/or its Affiliates (whether or not secured), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness.

  5.2           Effect of Subordination.  Subject to the rights, if any, of the holders of Senior Indebtedness in the Collateral, nothing contained in this Section 5 shall impair, as between the Buyer and the Secured Party, the obligation of the Buyer, subject to the terms and conditions of the Note, to pay to the Secured Party the outstanding balance of the Note as and when the same become due and payable.

  5.3           Undertaking. Secured Party agrees to execute and deliver such documents as may be reasonably requested from time to time by the Buyer or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 5.

  5.4           Other Transfers and Liens. Except in the ordinary course of business or otherwise described herein, the Buyer agrees that it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any lien or right of others upon or with respect to any of the Collateral, except for liens in favor of Secured Party, or (iii) take any action with respect to the Collateral which is inconsistent with the provisions or purposes of this Agreement.

6.           Events of Default and Remedies.

   6.1           Event of Default.  The occurrence of any one or more of the following events or conditions shall be deemed to be an event of default (“Event of Default”) hereunder:

(a)           any representation or warranty made by the Buyer in this Agreement shall prove to be materially incorrect or materially misleading on the date as of which made; or

(b)           the Buyer shall breach any material obligation or material covenant under this Agreement, the APA or the Note (including, but not limited to, failure to pay the amounts due under the Note);

 provided that, the Buyer shall have up to thirty (30) days following receipt of written notice from Secured Party to cure any such Event of Default, and during this cure period, the Buyer’s rights with respect to the Collateral shall remain intact and uncompromised.

   6.2           Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, following the expiration of the applicable cure period, the Buyer shall be in default hereunder and Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement or the Note and under applicable laws or in equity, all rights and remedies or a secured party under the Uniform Commercial Code as enacted in any such jurisdiction all of which may be exercised at the sole option and in the sole discretion of Secured Party.

   6.3           Notice of Sale.  Secured Party shall give the Buyer at least five (5) days’ written notice of sale of all or any part of the Collateral.  Any sale of the Collateral shall be held at such time or times and at such place or places as Secured Party may determine.  Secured Party may bid (which bid may be, in whole or in part, in the form of cancellations of obligations) for and purchase for the account of Secured Party the whole or any part of the Collateral.  Secured Party shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given.  Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

7.           Miscellaneous.

   7.1           This Agreement and the terms, conditions, covenants and agreements hereof are intended to and shall inure to the benefit of and extend to and include the respective successors and assigns of Secured Party and shall be binding upon the successors and assigns of the Buyer.  The foregoing notwithstanding, this Agreement may not be assigned by the Buyer, in fact or by operation of law, without the prior written consent of Secured Party.
   7.2           This Agreement shall be deemed to be made under, and shall be construed in accordance with, the laws of the State of Florida and any action hereunder shall be brought in Miami-Dade County, Florida.
   7.3           The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

  7.4           All notices, requests or instructions which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, as follows:

If to Secured Party:

RB Grove, Inc.
Attention:  Tom Piper
1881 NW 93rd Avenue
Doral, Florida 33172
Fax (305) 477-0275

If to the Buyer:

Grove Power, Inc.
Attention:  Jeffrey Flannery, CFO and Chairman
55800 Grand River
New Hudson, Michigan
Fax:  (248) 446-8196

           Notice shall be deemed to have been given upon receipt thereof as to communications which are personally delivered and two (2) days after deposit of the same in any United States mail post office box in the state to which the notice is addressed, or five (5) days after deposit of the same in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above.  The addresses and addressees for the purposes of this Section 7.4 may be changed by giving written notice of such change in the manner provided herein for giving notice.

  7.5           The Buyer covenants and agrees to prepare, execute, acknowledge, file, record, publish and deliver to Secured Party such other instruments, documents and statements, including without limitation instruments and documents of assignment, transfer and conveyance, and take such other action as may be reasonably necessary or convenient in the discretion of Secured Party to effect the purposes of this Agreement.

   7.6           This Agreement may not be altered, amended, changed, waived, terminated or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound.

   7.7           Any provision of this Agreement which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Agreement.

8.           Attorneys’ Fees.  In the event of any legal action or if it becomes necessary for Secured Party to take any action to perfect Secured Party’s rights, including pursuant to a sale of the Collateral, Secured Party shall be entitled to Secured Party’s reasonable attorneys’ fees and costs in taking such action, whether or not suit is brought hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year indicated above.

“Buyer”

Grove Power, Inc.

/s/ Jeffrey Flannery
Jeffrey Flannery, CFO and Chairman

“Secured Party”

RB Grove, Inc.

/s/ Thomas Piper
Thomas Piper, President